UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4491 Concession Rd 12
Stayner, Ontario	L0M 1S0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Cronos Group Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders on June 18, 2026 (the “Meeting”). The proposals voted upon at the Meeting and the final results of the shareholder vote on each proposal are set forth below. Each of the proposals is summarized in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2026 (the “Proxy Statement”).
Proposal No. 1: Election of Directors

Name of Nominee	For	Withheld	Broker Non-Votes
Jason Adler	220,505,353	1,291,292	50,032,114
Darren Broughton	220,506,387	1,290,258	50,032,114
Murray Garnick	219,627,749	2,168,896	50,032,114
Michael Gorenstein	207,751,369	14,045,276	50,032,114
Dominik Meier	220,426,444	1,370,201	50,032,114
James Rudyk	216,463,958	5,332,687	50,032,114
Elizabeth Seegar	220,476,757	1,319,888	50,032,114
Proposal No. 2: Adoption of an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers

For	Against	Abstained	Broker Non-Votes
219,776,593	1,624,630	395,422	50,032,114
Proposal No. 3: Adoption of an advisory (non-binding) resolution on the frequency of future “say on pay” votes as described in the Proxy Statement

One Year	Two Years	Three Years	Abstain
207,874,325	108,955	3,074,365	10,739,000
Proposal No. 4: Appointment of Davidson & Company LLP, the Company’s independent registered public accounting firm, to serve as the Company’s independent auditor for fiscal year 2026 and to authorize the Board of Directors of the Company to fix the independent auditors’ remuneration

For	Withheld
268,504,336	3,324,423

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: June 22, 2026	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer